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                                                                   Exhibit 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-1 of Capital Trust of our report dated March 21, 1997, relating to the Statement of Revenue and Certain Operating Expenses of 1325 Limited Partnership (A Delaware Limited Partnership) for the year ended December 31, 1996. We also consent to the incorporation by reference in this Registration Statement on Form S-1 of Capital Trust of the reference to our firm under the caption "Experts" appearing in the prospectus forming a part of the registration statement on Form S-1 (File No. 333-37271) of Capital Trust.

                                          Margolin, Winer & Evens LLP

Garden City, New York
December 10, 1997